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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007
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                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                       1-14896                  11-3027591
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(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)


              445 Park Avenue, Suite 1028, New York, New York 10022
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 829-5700


                                       N/A
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         (Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On February 28, 2007, the Registrant entered into an Employment Agreement with Corey M. Horowitz pursuant to which Mr. Horowitz continued to serve as the Registrant's Chairman and Chief Executive Officer for a two year term at an annual base salary of $288,750 for the first year, increasing by 5% for the second year. In connection with his employment agreement, Mr. Horowitz was issued a five (5) year option to purchase 375,000 shares of the Registrant's common stock at an exercise price of $1.46 per share, which vests in equal quarterly amounts of 93,750 shares beginning March 31, 2007 through December 31, 2007, subject to acceleration upon a change of control. The Registrant also agreed to issue to Mr. Horowitz on the one year anniversary date (February 28, 2008) an additional five (5) year option to purchase a minimum of 375,000 shares of common stock at an exercise price equal to the closing price of the common stock on the date of grant (provided, that, Mr. Horowitz's employment has not been terminated "For Cause" (as defined) by the Registrant or without Good Cause (as defined) by Mr. Horowitz), which option will similarly vest in equal quarterly amounts over a one year period subject to acceleration upon a change of control. In addition to the aforementioned option grants, the Registrant extended for an additional three (3) years the expiration dates of all options and warrants (an aggregate of 2,620,000 shares) expiring in the calendar year 2007 and 2008 owned by Mr. Horowitz and CMH Capital Management Corp. ("CMH"), an affiliate.

            Under the terms of his Employment Agreement, Mr. Horowitz shall receive bonus compensation in an amount equal to 5% of the Registrant's royalties or other payments (before deduction of payments to third parties including, but not limited to, legal fees and expenses and third party license fees) received from licensing its patented technologies (including patents currently owned and acquired or licensed on an exclusive basis during the period in which Mr. Horowitz continues to serve as an executive officer of the Registrant) (the "Royalty Bonus Compensation"). Mr. Horowitz shall also receive bonus compensation, during the term of his employment, equal to 5% of the gross proceeds from (i) the sale of any of the Registrant's patents or (ii) the Registrant's merger with or into another corporation or entity. The Royalty Bonus Compensation shall continue to be paid to Mr. Horowitz for the life of each of the Registrant's patents with respect to licenses entered into with third parties during Mr. Horowitz's term of employment or at anytime thereafter, whether Mr. Horowitz is employed by the Registrant or not, provided, that, Mr. Horowitz's employment has not been terminated by the Registrant "For Cause" (as defined) or terminated by Mr. Horowitz without "Good Reason" (as defined). In the event that Mr. Horowitz's employment is terminated by the Registrant "Other Than For Cause" (as defined) or by Mr. Horowitz for "Good Reason" (as defined), Mr. Horowitz shall be entitled to a lump sum severance payment of 12 months base salary.

            In connection with his Employment Agreement, Mr. Horowitz has agreed not to compete with the Registrant as follows: (i) during the term of the agreement and for a period of 12 months thereafter if his employment is terminated "Other Than For Cause" (as defined) provided he is paid his 12 month base salary severance amount and (ii) for a period of two years from the termination date, if terminated "For Cause" by the Registrant or "Without Good Reason" by Mr. Horowitz. In accordance with his employment agreement, Mr. Horowitz also has certain anti-dilution rights which provide that if at any time during the period ended December 31, 2008, in the event that the Registrant completes an offering of its common stock or any securities convertible or exercisable into common stock (exclusive of securities issued upon exercise of

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outstanding options, warrants or other convertible securities), Mr. Horowitz shall receive from the Registrant, at the same price as the securities issued in the financing, such number of additional options to purchase common stock so that he maintains the same derivative ownership percentage (21.47%) of the Registrant based upon options and warrants owned by Mr. Horowitz and CMH (exclusive of their ownership of shares of common stock) as of the time of execution of the employment agreement; provided, that, the aforementioned anti-dilution protection shall be afforded to Mr. Horowitz up to a maximum future financing(s) of $2.5 million.

ITEM 9.01 FINANCIAL STATEMENTS ARE EXHIBITS

Exhibit Number       Description
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10.1                 Employment Agreement, dated February 28, 2007, between
                     the Registrant and Corey M. Horowitz (including exhibits).





















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                                    SIGNATURE
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       NETWORK-1 SECURITY SOLUTIONS, INC.



Dated: March 6, 2007              By: /s/ Corey M. Horowitz
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                                      Name: Corey M. Horowitz
                                      Title: Chairman & Chief Executive Officer




























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                                  EXHIBIT INDEX


Exhibit No.      Description
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10.1             Employment Agreement, dated February 28, 2007, between the
                 Registrant and Corey M. Horowitz (including exhibits).

































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